EXHIBIT 24.3


                        CONSENT OF KPMG PEAT MARWICK LLP
                         INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
American Rivet Company, Inc.

We consent to the use of our report dated October 2, 1996, on the financial statements of American Rivet Company, Inc. as of August 31, 1996 and 1995 and for each of the years in the three-year period ended August 31, 1996 included herein by reference in the Industrial Holdings, Inc. Registration Statement on Form S-8.


KPMG Peat Marwick LLP

Chicago, Illinois
May 23, 1997